Exhibit 31.1

Certification of Chief Executive Officer of HWGC Holdings Limited

Pursuant to Section 302 of the Sarbanes-Oxley Act of 2002

I, Shalom Dodoun, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of HWGC Holdings Limited;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

Date: April 28, 2023	/s/ Shalom Dodoun
Shalom Dodoun
Chief Executive Officer
(Principal Executive Officer)